Exhibit 99.1

INmune Bio, Inc.

INmune Bio, Inc. Announces Fourth Quarter and Full Year 2021 Results and Provides Business Update

Opens Phase 2 mild Alzheimer’s trial and reports positive patient data from ongoing INKmuneTM trial in patient with high-risk myelodysplastic syndrome

Cash of $74.8 million on December 31, 2021

Company to host conference call today, March 3, at 4:30pm ET

Boca Raton, Florida, March 03, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today reported its financial results for the year ended December 31, 2021 and provided a business update.

In December, the Company reported data from the first patient treated with INKmuneTM in the myelodysplastic syndrome (MDS) Phase I clinical trial. More than 100 days after the course of INKmuneTM therapy, 60% of the patient’s NK cells showed the activated, tumor killing memory like NK cells phenotype, a fourfold increase from pre-treatment. The patient’s memory like NK cells killed >70% of NK resistant tumor cells in an in vitro assay. The patient remains well and with an ECOG status of 0, a two-point drop from pre-treatment. Additionally, two patients were treated with INKmuneTM under compassionate use after having failed at least one allogeneic bone marrow transplant. One of the two patients has been discharged home, one remains hospitalized. In all cases, INKmuneTM therapy was well tolerated, safe and was given without any type of pre-medication or cytokine therapy.

“These patients demonstrate the unique attributes of INKmuneTM therapy in patients with high-risk MDS/AML. INKmuneTM converted the patient’s resting NK cells into cancer killing memory like NK cells. The memory like NK cells killed NK-resistant cancer cells in an in vitro assay. Both these attributes lasted four months, a trait we are calling therapeutic persistence.” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “We are continuing to screen patients for enrollment into the trial and are in process of expanding the number of clinical trial sites.”

The Phase II clinical trial using XProTM to treat patients with AD and elevated biomarkers of neuroinflammation (ADi) is open, screening patients and seeking to enroll the first patient. A second Phase II trial in patients with Mild Cognitive Impairment (MCI) should begin enrolling patients soon. Patients must have ApoE4 to be included in the MCI trial. INMB is treating MCI and Mild AD in separate clinical trials due to differences in disease severity with the potential for different rates of response to therapy. The MCI trial is a three-month trial designed to determine the extent to which XProTM has an impact on biological and cognitive biomarkers in MCI patients. The mild AD trial is a six-month trial with EMACC as the primary endpoint and secondary endpoints of CDR, ADL, NPI, MRI, and blood biomarkers of neurodegeneration. Top line data is expected in the first half of 2023 from the MCI trial and the second half of 2023 from the mild ADi trial. A video released today can be found on the company’s website which explains our rationale for XPro™ in treating neuroinflammation to potentially reduce white and gray matter degeneration which can be found by clicking here.

Q4 2021 and Recent Corporate Highlights

IINKmuneTM Platform Highlights:

●	The Phase I program has been peer-reviewed by the UK National Cancer Research Institute (NCRI) – Myelodysplastic Syndrome Expert Group and has been accepted for listing on their national MDS trials site. This is unique to the UK; no equivalent system is present in the US. This allows specialist MDS trials centers to refer patients to the current UK clinical trial sites for treatment under the clinical trial protocol or to request to become an additional trial site. We hope this added validation of the trial and exposure to additional expert centers will provide more patients for enrollment into the Phase I MDS program and facilitate future phase II trials.

●	Presented 119-day data on first patient in company’s ongoing Phase 1 clinical trial of its Natural Killer (NK) cell priming platform, INKmuneTM, as a potential treatment for high-risk myelodysplastic syndrome (MDS). A single course of INKmuneTM has benefited the course the patient’s disease for more than 6 months. The data were presented at the 2021 British Society of Immunology Congress.

●	Announced a pre-clinical research collaboration with the Chinese University of Hong Kong to evaluate INKmuneTM, the company’s pseudokine NK cell priming platform, in nasopharyngeal cancer (NPC), a type of head and neck cancer. The project provides INMB scientists working at University College of London with access to the only three proven NPC cancer cell lines to test the ability of INKmuneTM-primed NK cells to kill NPC tumors. This pre-clinical work, if successful, will provide data for a future clinical trial in NPC.

DN-TNF Platform Highlights (XProTM and INB03TM):

●	Opened the Phase II trial using XProTM to treat patients with mild ADi for enrollment. The primary endpoint will examine cognition using the Early AD/MCI Alzheimer’s Cognitive Composite (EMACC). Multiple secondary endpoints of cognition will also be measured, including CDR-SB, ADAS-COG13 and other endpoints. Data is anticipated in the second half of 2023.

●	Delivered multiple oral and poster presentations at the AAIC 2022 (Alzheimer’s Association International Conference) and the 14th Clinical Trials on Alzheimer’s Disease (CTAD) Annual Meeting.

●	Presented new breast cancer data at the 2021 San Antonio Breast Cancer Symposium. A significant percentage of women with triple negative breast cancer (TNBC) express MUC4. MUC4 expression predicts a worse survival and increased risk of developing metastatic disease. In addition, MUC4 expressing patients have “cold” tumors with fewer tumor infiltrating lymphocytes. These data suggest the use of INmune’s DN-TNF candidate, INB03TM, may help reverse resistance to immunotherapy women with TNBC.

Upcoming Milestones:

●	Initiate XProTM Phase II program for Mild Cognitive Impairment (MCI) in patients with APOE4 allele 1H 2022.

●	Initiate XProTM Phase II program for treatment resistant depression (TRD), funded in part by a $2.9 million NIH grant, by 2H 2022.

●	Initiate INKmune™ Phase I program in ovarian cancer in 2H 2022.

●	Additional open-label Phase 1 trial data of INKmuneTM in high-risk MDS.

●	Report top-line data from Phase 2 trial of XProTM in MCI patients in 1H 2023.

●	Report top-line data from Phase 2 trial of XProTM in mild Alzheimer’s patients in 2H 2023.

●	Present INKmuneTM clinical data and new pre-clinical data on mechanism of action at the Innate Killer Summit conference in San Diego in March.

●	Report pre-clinical INKmuneTM data in at least two new solid tumor indications, renal cell carcinoma and nasopharyngeal carcinoma.

●	Oral and Poster presentations at AD/PD 2022, the largest European AD meeting. The meeting will be held in Barcelona in March.

Financial Results for the Year Ended December 31, 2021:

Net loss attributable to common stockholders for the year ended December 31, 2021 was approximately $30.3 million, compared to approximately $12.1 million for the year ended December 31, 2020.

Revenues were approximately $0.2 million for the year ended December 31, 2021, compared to $0.0 million for the year ended December 31, 2020.

Research and development expense totaled approximately $20.5 million for the year ended December 31, 2021, compared to approximately $5.9 million during the year ended December 31, 2020.

General and administrative expense was approximately $8.8 million for the year ended December 31, 2021, compared to approximately $6.3 million during the year ended December 31, 2020.

Other expense was approximately $1.2 million during the year ended December 31, 2021 compared to other income of approximately $0.1 million during the year ended December 31, 2020.

As of December 31, 2021, the Company had cash of approximately $74.8 million.

As of March 3, 2022, the Company had approximately 17.9 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: March 3, 2022
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-877-407-0784
Participant Dial-in (international): 1-201-689-8560
Conference ID: 13726701

A live audio webcast of the call can be accessed using this link: https://viavid.webcasts.com/starthere.jsp?ei=1526567&tp_key=636ec61ab2

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through March 10, 2022 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13726701.

About XProTM

XProTM is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XProTM could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmuneTM

INKmune™ is a pharmaceutical-grade, replication-incompetent derivative of our proprietary INB16 cell line, a human tumor cell line, which conjugates to resting NK cells and delivers multiple essential priming signals akin to treatment with a combination of at least three cytokines. INKmuneTM is stable at -80 °C and is delivered by a simple IV infusion. The INKmuneTM:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated tumor lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors, including: leukemias, lymphomas, myeloma, ovarian cancer, and breast cancer.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trial to determine if it can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment resistant depression (XProTM). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XProTM, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390

The following table summarizes our results of operations for the periods indicated:

INMUNE BIO, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$74,810	$21,967
Research and development tax credit receivable	4,913	1,686
Other tax receivable	591	113
Prepaid expenses	2,278	220
Prepaid expenses – related party	14	-
TOTAL CURRENT ASSETS	82,606	23,986

Operating lease – right of use assets	726	156
Other assets	99	-
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$99,945	$40,656

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,733	$1,518
Accounts payable and accrued liabilities – related parties	80	34
Deferred liabilities	474	190
Operating lease, current liabilities	72	34
TOTAL CURRENT LIABILITIES	4,359	1,776

Long-term debt, less debt discount	14,458	-
Long-term operating lease liabilities	704	126
Accrued liability – long-term	199	-
TOTAL LIABILITIES	19,720	1,902

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 17,843,303 and 13,481,283 shares issued and outstanding, respectively	18	13
Additional paid-in capital	143,921	72,105
Accumulated other comprehensive income	1	11
Accumulated deficit	(63,715)	(33,375)
TOTAL STOCKHOLDERS’ EQUITY	80,225	38,754

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$99,945	$40,656

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(In thousands, except share and per share amounts)

	2021	2020
REVENUE	$181	$11

OPERATING EXPENSES
General and administrative	8,791	6,321
Research and development	20,543	5,918
Total operating expenses	29,334	12,239

LOSS FROM OPERATIONS	(29,153)	(12,228)

OTHER (EXPENSE) INCOME
Other (expense) income	(1,187)	129
Total other (expense) income	(1,187)	129

NET LOSS	$(30,340)	$(12,099)

Net loss per common share – basic and diluted	$(1.88)	$(1.01)

Weighted average number of common shares outstanding – basic and diluted	16,130,539	11,988,492

COMPREHENSIVE LOSS
Net loss	$(30,340)	$(12,099)
Other comprehensive (loss) income – foreign currency translation	(10)	20
Total comprehensive loss	$(30,350)	$(12,079)

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(In thousands)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,340)	$(12,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,796	3,112
Accretion of debt discount	126	-
Changes in operating assets and liabilities:
Research and development tax credit receivable	(3,227)	(1,118)
Other tax receivable	(478)	(36)
Prepaid expenses	(2,058)	(122)
Prepaid expenses – related party	(14)	26
Other assets	(99)	-
Accounts payable and accrued liabilities	2,215	1,116
Accounts payable and accrued liabilities – related parties	46	(40)
Deferred liabilities	284	191
Accrued liability – long-term	199	-
Operating lease liabilities	46	27
Net cash used in operating activities	(28,504)	(8,943)

CASH FROM INVESTING ACTIVITIES
Cash paid to Xencor to settle warrant for acquired research and development intangible assets	(15,000)	-
Net cash used in investing activities	(15,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of debt	14,951	-
Net proceeds from sale of common stock	80,253	24,907
Net proceeds from the exercise of stock options	1,135	-
Net proceeds from the exercise of warrants	18	-
Purchase of common stock	-	(1,012)
Net cash provided by financing activities	96,357	23,895

Impact on cash from foreign currency translation	(10)	19

NET INCREASE IN CASH	52,843	14,971
CASH AT BEGINNING OF YEAR	21,967	6,996
CASH AT END OF YEAR	$74,810	$21,967

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$559	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to Xencor to settle warrant issued for acquired research and development intangible assets	$3,300	$-
Warrants issued to lenders as debt inducement	$619	$-
Capital contribution	$-	$216
Issuance of common stock issuable	$-	$50